SEVERANCE PAYMENT AGREEMENT
                           ---------------------------

                  AGREEMENT, dated as of April 17, 1995, among WEBSTER FINANCIAL CORPORATION (the "Company"), FIRST FEDERAL BANK, FSB (the "Bank"), and PETER K. MULLIGAN (the "Employee").

                  WHEREAS, the Employee is serving as the Executive Vice President, Consumer Banking of the Company, the Bank and Bristol Savings Bank, a wholly-owned subsidiary of the Company ("Bristol");

                  WHEREAS, the Boards of Directors of the Company and the Bank believe that it is in the best interests of the Company and the Bank to encourage the Employee's continued employment with and dedication to the
Company, the Bank and Bristol in the face of potentially distracting circumstances arising from the possibility of a change in control of the Company or the Bank, although no such change is now contemplated;

                  WHEREAS, the Boards of Directors of the Company and the Bank have approved and-authorized the entry into this Agreement with the Employee; and

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as the result of a change in control of the Company or the Bank;

                  NOW, THEREFORE, it is AGREED as follows:

                  1. Term. The initial term of this Agreement shall be for a period commencing on the date hereof and ending on December 31, 1997. The Company and the Bank may renew this Agreement by written notice to the Employee for one additional year on December 31, 1995 and each subsequent December 31 during the term of this Agreement. References herein to the term of this Agreement shall include the initial term and any additional years for which this Agreement is renewed.

                  2.  Termination  of Employment in Connection  with a Change in
                  --------------------------------------------------------------
Control.
--------

                           (a) If during the term of this  Agreement  there is a
change in control of the Company or the Bank, the Employee shall be entitled to receive from the Company and the Bank, jointly and severally, as a severance payment for services previously rendered to the Company and the Bank, a lump sum cash payment as provided for herein (subject to Section 2(c) below) in the event the


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Employee's employment is terminated, voluntarily or involuntarily, in connection with or within two years after the change in control of the Company or the Bank, unless such termination is for cause (as defined below), is a voluntary termination without "Good Reason" (as defined below) in connection with or after a "Technical Change" (as defined below), or occurs by virtue of normal retirement, permanent and total disability (as defined for purposes of any long term disability plan maintained by the Company or the Bank in which the Employee is a participant, or, if there is no such plan, as defined in Section 22(e) of the Internal Revenue Code) or death. Subject to Section 2(c) below, the amount of the payment shall be equal to one year's salary from the Company, the Bank and Bristol plus any bonuses paid by them to the Employee during the then current fiscal year, if (i) the Employee's termination of employment was
voluntary  without  "Good  Reason"  (as  hereinafter   defined)  other  than  in
connection with or following a "Technical Change" (as defined below), or (ii) the Employee's termination of employment was either voluntary with Good Reason or involuntary. For purposes of this Agreement, a "Technical Change" shall mean a change in control described in Section 2( b)(vii) below (and not described in any other subsection of Section 2(b)) in which the persons who were directors of the Company before the transaction described in such subsection shall constitute at least 50% of the Board of Directors of the Company or any successor corporation. The term "termination for cause" shall mean termination because of the Employee's personal dishonesty, incompetence, - willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and- desist order. "Good Reason" shall include a material reduction in the position, authority, duties or responsibilities of the Employee from those which existed prior to the change in control or a reduction in the Employee's job stature as reflected in the Employee's title. If the Employee notifies the Boards of Directors of the Company and the Bank that the Employee intends to terminate employment voluntarily for Good Reason, the Employee shall state in such notice the reasons why the Employee believes that Good Reason exists. Unless the Company and the Bank, within 30 days of the date of the Employee's notice of resignation or termination, reject the Employee's statement that Good Reason exists, the Employee's entitlement to the severance payment payable under clause (ii) above shall be conclusive. If the Boards of Directors reject the Employee's statement of Good Reason within such 30-day period, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, but the Company and the Bank shall have the burden of proving in such arbitration that their rejection of the Employee's statement was proper. Payment under this Section 2(a) shall be in lieu of any amount which may be otherwise owed to the Employee as damages for such termination. Payment under this Section 2(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with




                                      - 2 -

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the Company  and the Bank.  No payment  hereunder  shall  affect the  Employee's entitlement to any vested retirement benefits or other compensation payments.

                  In addition, subject to Section 2(c) below, in the case of any termination of employment within the scope of this Section 2(a) for which a severance payment is payable to the Employee, the following shall apply: (1) the Employee shall also be entitled to continued medical, dental, group term life insurance and long-term disability insurance coverage and to continued eligibility for benefits under any other employee welfare benefit plan (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended) in which the Employee was eligible to participate before the change in control, on a basis no less favorable to the Employee than that in effect during the fiscal year preceding the fiscal year in which the change in control occurs, as if the Employee's employment had not been terminated, which coverage and eligibility shall continue for one year after the termination; and
(2) all insurance or other provisions for indemnification, defense or hold-harmless of officers and directors of the- Company, the Bank or Bristol that are in effect on the date the notice of termination is given by or to the Employee shall continue for the benefit of the Employee with respect to all of the Employee's acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts. or omissions.

                           (b) A "change in control" of the Company, for purpose
s of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of the Company, unless. the Director of the Office of Thrift Supervision (the "Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with , the Director; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25 percent or more of the total number of voting shares of the Company; (iv) any person has received the approval of the Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company; (v) any person has received approval of the Director under Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Company; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder, or (vii) as the result of, or in connection with, any cash tender or exchange offer,

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merger, or other business combination,  sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least
two-thirds   of  the  Board  of  Directors  of  the  Company  or  any  successor corporation. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred under clauses (ii), (iii), (iv), (v) or (vi) of this section 2(b), if within 30 days of such action, the Board of Directors of the Company (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a "change in control" of the Company. For purposes of this
Section 2(b), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

                  A "change in control" of the Bank, for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

                           (c)  Notwithstanding  any  other  provisions  of this
Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between the Employee and the Company or the Bank (or any subsidiary or affiliate of either of them), except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 2(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank (or any subsidiary or affiliate of either of them) for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a parachute payment" within the meaning of Section 28OG(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.


                                      - 4 -


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                  3. No  Assignments.  This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

                  4. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Boards of Directors of the Company and the Bank shall be required in order for the Company and the Bank to authorize any amendments or additions to this Agreement.

                  5. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  6. Governing Law. This Agreement shall be governed by the laws of United States to the extent applicable and otherwise by the laws of the State of Connecticut (other than the choice of law rules thereof).


                                          WEBSTER FINANCIAL CORPORATION


ATTEST:  /s/Lee Gagnon                    By:  /s/James C. Smith
       -------------------                    -------------------------------
        (Secretary)                            (Chief Executive Officer)

                                          FIRST FEDERAL BANK, FSB

ATTEST: /s/Lee Gagnon                     By:  /s/James C. Smith
       -------------------                    -------------------------------
        (Secretary)                            (Chief Executive Officer)


                                          EMPLOYEE

                                           /s/Peter K. Mulligan
                                          -----------------------------------
                                          Peter K. Mulligan



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